Exhibit 3.5

ARTICLES OF MERGER

of

HEALTHPEAK MERGER SUB, INC.
a Maryland corporation

with and into

HEALTHPEAK PROPERTIES, INC.
a Maryland corporation

Healthpeak Merger Sub, Inc., a Maryland corporation (“Merger Sub”), and Healthpeak Properties, Inc., a Maryland corporation (the “Company”), do hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) as follows:

FIRST: Each of Merger Sub and the Company does hereby agree to effect a merger (the “Merger”), pursuant to Section 3-106.2 of the Maryland General Corporation Law (the “MGCL”), upon the terms and conditions set forth herein and as contemplated by the Agreement and Plan of Merger, dated as of February 7, 2023 (the “Merger Agreement”), by and among the Company, New Healthpeak, Inc., a Maryland corporation (“Holdco”), and Merger Sub.

SECOND:    Each of Merger Sub and the Company were incorporated under the laws of the State of Maryland. The Company shall survive the Merger as the successor corporation (the “Surviving Entity”). At the Effective Time (as defined herein) and pursuant to Article SIXTH hereof, the name of the Surviving Entity shall be “Healthpeak Properties Interim, Inc.”

THIRD:        The principal office of the Company in the State of Maryland is located in Baltimore County. The principal office of Merger Sub in the State of Maryland is located in Baltimore County.

FOURTH:    Merger Sub does not own any interest in land in the State of Maryland.

FIFTH:         The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized and approved by each corporation party to these Articles of Merger in the manner and by the vote required by its charter and the laws of the State of Maryland. The manner of approval was as follows:

(a)                  By unanimous written consent of the board of directors of Merger Sub adopted on or as of February 6, 2023, the Merger was declared advisable and submitted for the consideration of the sole stockholder of Merger Sub. By the written consent of the sole stockholder of Merger Sub adopted on or as of February 6, 2023, the Merger was authorized and approved.

(b)                  By resolutions of the board of directors of the Company adopted unanimously on or as of February 2, 2023, the Merger was declared advisable, authorized and approved. Pursuant to Section 3-106.2 of the MGCL, the approval of the Company’s stockholders is not required.

SIXTH:        At the Effective Time, in order to change the name of the Surviving Entity, the charter of the Company as in effect immediately prior to the Effective Time will be, and hereby is, amended as part of the Merger to delete Article I in its entirety and to insert, in lieu thereof, the following new Article I:

“ARTICLE I
NAME

The name of this corporation shall be Healthpeak Properties Interim, Inc.”

The charter of the Company, as so amended, shall continue in full force and effect as the charter of the Surviving Entity until further amended in accordance with its terms and applicable law.

SEVENTH: At the Effective Time, Merger Sub shall be merged with and into the Company with the Company surviving the Merger as the Surviving Entity; and, thereupon, the separate existence of Merger Sub shall cease, the Surviving Entity shall possess any and all purposes and powers of Merger Sub; and all leases, licenses, property, rights, privileges and powers of whatever nature and description of Merger Sub shall be transferred to, vested in and devolved upon the Surviving Entity without further act or deed; and the Surviving Entity shall be liable for all of the debts, liabilities, duties and obligations of Merger Sub. Except as otherwise provided in these Articles of Merger, consummation of the Merger at the Effective Time shall have the effects set forth in Section 3-114 of the MGCL.

EIGHTH:     (a)  The total number of shares of stock of all classes or series that Merger Sub has authority to issue is 1,000 shares of common stock, par value $0.01 per share. The aggregate par value of all the shares of stock of all classes or series that Merger Sub has authority to issue is $10.00.

(b)                  The total number of shares of stock of all classes or series that the Company has authority to issue is 800,000,000 shares of stock, consisting of 750,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The aggregate par value of all the shares of stock of all classes or series that the Company has authority to issue is $800,000,000.

(c)                   These Articles of Merger do not change the total number of authorized shares of stock or the number of authorized shares of stock of any class or series of the Surviving Entity.

NINTH:        The manner and basis of converting or exchanging issued shares of stock of the merging corporations, and the treatment of any issued shares of stock of the merging corporations not to be converted or exchanged, as more fully described in the Merger Agreement, are as follows:

At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company:

(a)                  Each share of common stock, par value $1.00 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time shall automatically convert, on a one-for-one basis, into one share of common stock, par value $1.00 per share, of Holdco.

(b)                  Each share of common stock, par value $0.01 per share, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall automatically convert, on a one-for-one basis, into one share of common stock, par value $1.00 per share, of the Surviving Entity.

Immediately prior to the Effective Time, there will be no shares of stock of any class of the Company or Merger Sub issued and outstanding other than the Company Common Stock and the Merger Sub Common Stock.

TENTH:      The Merger shall become effective at 9:02 a.m. (Eastern Standard Time) on February 10, 2023 (the “Effective Time”).

ELEVENTH: These Articles of Merger may be executed in multiple counterparts with multiple signature pages, each bearing one or more signatures, but all such counterparts and signature pages shall constitute one and the same instrument.

TWELFTH: The undersigned Chief Financial Officer of the Company acknowledges these Articles of Merger to be the corporate act of the Company and further, as to all matters or facts required to be verified under oath, such undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

THIRTEENTH: The undersigned Chief Financial Officer of Merger Sub acknowledges these Articles of Merger to be the corporate act of Merger Sub and further, as to all matters or facts required to be verified under oath, such undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows]

IN WITNESS WHEREOF, these Articles of Merger have been duly executed on this 8th day of February, 2023 on behalf of Healthpeak Properties, Inc. by its Chief Financial Officer and attested by its Senior Vice President and Corporate Secretary, and on behalf of Healthpeak Merger Sub, Inc. by its Chief Financial Officer and attested by its Senior Vice President and Corporate Secretary.

ATTEST:		HEALTHPEAK PROPERTIES, INC. a Maryland corporation

By:	/s/ Scott A. Graziano	By:	Peter A. Scott
Name:	Scott A. Graziano	Name:	Peter A. Scott
Title:	Senior Vice President and Corporate Secretary	Title:	Chief Financial Officer

ATTEST:		HEALTHPEAK MERGER SUB, INC. a Maryland corporation

By:	/s/ Scott A. Graziano	By:	Peter A. Scott
Name:	Scott A. Graziano	Name:	Peter A. Scott
Title:	Senior Vice President and Corporate Secretary	Title:	Chief Financial Officer